Exhibit (a)(1)(H)

AMENDED AND RESTATED LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

Human Genome Sciences, Inc.

at an

Increased Purchase Price of $14.25 Net Per Share

Pursuant to the Offer to Purchase dated May 10, 2012

(as amended and supplemented)

by

H. Acquisition Corp.

A Wholly Owned Subsidiary of

GlaxoSmithKline plc

THE OFFER (AS EXTENDED) AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 27, 2012,

UNLESS THE OFFER IS FURTHER EXTENDED.

The Depositary for the Offer is:

By Mail:	By Courier:
Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare C/O Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

By Facsimile Transmission:

(for Eligible Institutions only)

(617) 360-6810

Confirm Facsimile Transmission

By Telephone Only

(781) 575-2332

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, D.F. KING & CO., INC., OR TO THE DEALER MANAGERS, LAZARD FRÈRES & CO. LLC AND MORGAN STANLEY & CO. LLC, AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE OFFER TO PURCHASE.

DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY.

THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL IS COMPLETED

Shares previously validly tendered and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have already tendered Shares pursuant to the Offer using any previously distributed Letter of Transmittal (blue) or Notice of Guaranteed Delivery (pink) and who have not withdrawn such Shares need not take any further action in order to receive the increased offer price of $14.25 per Share, if Shares are accepted and paid for by the Purchaser pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

*  Need not be completed by stockholders tendering by book-entry transfer.

**  Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

THE UNDERSIGNED TENDERS ALL UNCERTIFICATED SHARES THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE TRANSFER AGENT.

☐	YES

☐	NO

Note:    If you do not check either of the boxes above, uncertificated Shares, if any, held in the name of the registered holder(s) by the transfer agent will not be tendered.

This Amended and Restated Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company, the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Holders of outstanding shares of common stock, par value $0.01 per share, together with the associated preferred share purchase rights (the “Shares”), of Human Genome Sciences, Inc., whose certificates for such Shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (as defined below), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase (as defined below). See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

This Amended and Restated Letter of Transmittal supersedes and replaces, in its entirety, the previous Letter of Transmittal (blue) sent to stockholders on or about May 10, 2012. Tendering stockholders may continue to use the previously distributed Letter of Transmittal (blue) or they may use this amended and restated Letter of Transmittal (yellow). Although the original Letter of Transmittal (blue) refers to an offer price of $13.00, stockholders using such document to tender Shares will nevertheless be deemed to be tendering pursuant to the Offer and will receive the increased offer price of $14.25 per Share described in the Offer to Purchase if Shares are accepted for payment pursuant to the Offer. Stockholders tendering their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase may do so using the previously distributed Notice of Guaranteed Delivery (pink) circulated on or about May 10, 2012.

Shares previously validly tendered and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have already tendered Shares pursuant to the Offer using the previously distributed Letter of Transmittal (blue) or Notice of Guaranteed Delivery (pink) and who have not withdrawn such Shares need not take any further action in order to receive the increased offer price of $14.25 per Share, if Shares are accepted and paid for by the Purchaser pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery	, 2012

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to H. Acquisition Corp. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“GSK”), the above-described shares of common stock par value $0.01 per share, together with the associated preferred share purchase rights (the “Shares”), of Human Genome Sciences, Inc., a Delaware corporation (“HGS”), pursuant to the Purchaser’s offer to purchase all outstanding Shares at a price of $14.25 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 10, 2012 (as subsequently amended and supplemented from time to time, and as modified by the Supplement to the Offer to Purchase, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Amended and Restated Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). The Offer expires at 12:00 Midnight, New York City time, at the end of the day on Friday, July 27, 2012, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 10, 2012) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of HGS and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints the Purchaser and its officers, and each of them, and any other designees of the Purchaser, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 10, 2012), at any meeting of stockholders of HGS (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given by the undersigned (and if given, will not be deemed to be effective). This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 10, 2012) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions”, to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Shares purchased (less any required withholding taxes) or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue  ☐    check   ☐    certificates to:

Name
(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Shares purchased (less any required withholding taxes) or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Issue  ☐    check  ☐    certificates to:

Name
(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

SIGN HERE (PLEASE COMPLETE FORM W-9)

Signature(s) of Stockholder(s)
Dated , 2012
Name(s)

(Please Print)

Capacity (Full Title)

Address

(Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s) (If required; see Instructions 1 and 5) (For use by Eligible Institutions only. Place medallion guarantee in space below)

Name of Firm Address
(Zip Code)

Authorized Signature

Name
(Please Print)

Area Code and Telephone Number
Dated , 2012

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

Shares previously validly tendered and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have already tendered Shares pursuant to the Offer using the previously distributed Letter of Transmittal (blue) or Notice of Guaranteed Delivery (pink) and who have not withdrawn such Shares need not take any further action in order to receive the increased offer price of $14.25 per Share, if Shares are accepted and paid for by the Purchaser pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Amended and Restated Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Amended and Restated Letter of Transmittal need not be guaranteed (i) if this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Amended and Restated Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Amended and Restated Letter of Transmittal and Shares. This Amended and Restated Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Amended and Restated Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Amended and Restated Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Amended and Restated Letter of Transmittal, must be received by the Depositary within three NASDAQ Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of Shares, this Amended and Restated Letter of Transmittal and all other required documents, including through the Book-Entry Transfer Facility, is at the sole option and risk of the tendering stockholder, and delivery of the Shares will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by book entry confirmation). If certificates for Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Date.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Amended and Restated Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Amended and Restated Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions”, as the case may be, on this Amended and Restated Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Amended and Restated Letter of Transmittal; Stock Powers and Endorsements. If this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Amended and Restated Letter of Transmittal.

If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Amended and Restated Letters of Transmittal as there are different registrations of certificates.

If this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Amended and Restated Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder (s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Amended and Restated Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Amended and Restated Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Amended and Restated Letter of Transmittal or to the person(s) signing this Amended and Restated Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Amended and Restated Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions”. If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8. Tax Information. Payments made to certain stockholders pursuant to the Offer may be subject to backup withholding. To avoid backup withholding, each U.S. Holder (as defined in the Offer to Purchase), and, if applicable, each other payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing a Form W-9. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to avoid backup withholding, a Non-U.S. Holder (as defined in the Offer to Purchase) should submit a properly completed Form W-8BEN (or other applicable IRS Form W-8), including certification of such holder’s foreign status, and signed under penalty of perjury. Such certificates can be obtained from the Depositary or at http://www.irs.gov.

Failure to complete a Form W-9 or any other applicable form will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. We recommend that you consult your own tax advisor or the Depositary for further guidance regarding the completion of a Form W-9, Form W-8BEN (or other applicable IRS Form W-8) to claim exemption from backup withholding.

9. Mutilated, Lost, Stolen or Destroyed Certificates. If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (i) complete this Amended and Restated Letter of Transmittal and (ii) contact HGS’s transfer agent, American Stock Transfer & Trust Company, immediately by calling (800) 937-5449. HGS’s transfer agent will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to post a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed. The Depositary will not accept any Letter of Transmittal without the accompanying Shares. HGS stockholders wishing to tender their Share certificates must first obtain replacement Share certificates from American Stock Transfer & Trust Company and present such replacement certificates to the Depositary with this Amended and Restated Letter of Transmittal.

10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Amended and Restated Letter of Transmittal may be obtained from the Information Agent or the Dealer Managers at their respective addresses or telephone numbers set forth below.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokerage Firms, Please Call:

(212) 269-5550

All Others Call Toll Free:

(800) 848-2998

Email:

HGStender@DFKing.com

The Dealer Managers for the Offer are:

Lazard Frères & Co. LLC	Morgan Stanley & Co. LLC
30 Rockefeller Plaza New York, NY 10020 (212) 632-1338	1585 Broadway New York, NY 10036 (888) 840-4015